UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2005

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 PARK AVENUE SOUTH, NEW YORK, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 589-9994

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2005, the Registrant entered into an Employment Agreement with Michael Preston pursuant to which Mr. Preston is to serve as the Chief Executive Officer and a director of the Registrant. The term of the Employment Agreement is a period of three years, with provision for extension for two additional one-year periods.

As compensation for rendering services to the Registrant, Mr. Preston shall receive a base salary of $250,000 per annum, together with a bonus, incentive compensation, profit sharing or other similar arrangement as determined from time to time by the Board of Directors of the Registrant. Mr. Preston’s compensation is subject to mutually agreeable upward adjustment on or about January 1, 2006.

The Registrant and Mr. Preston also agreed to finalize an arrangement within thirty days of the effective date of the Employment Agreement pursuant to which Mr. Preston would have the economic benefit of 1,000,000 shares of the common stock of the Registrant.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 14, 2005, Michael Preston was appointed as Chief Executive Officer and elected a director of the Registrant.

Over the last 30 years, Mr. Preston has been involved with many growing companies, in the U.K. and U.S., as an entrepreneur and financial and strategic advisor. Two of the companies he founded, Sterling Publishing Group and Broad Street Group, were engaged in marketing and media and were publicly traded in the U.K. Since 1994, in addition to his business interests, Mr. Preston has been actively engaged in Alberdale & Co., an FSA-regulated corporate finance and business advisory firm in the U.K. of which he is a founder and 50% owner. Alberdale specializes in media, technology and life sciences, and is joint founder and manager of the First IsraTech Fund, an Israel-based high technology venture capital fund. Mr. Preston has for three years been an advisor to, and is currently, a director of Phosphagenics Limited, an Australian biotechnology company listed on the Australian Stock Exchange and on the Alternative Investment Market of the London Stock Exchange. He was also a founder of, and until 2002 served on the board of, the PowerChannel companies, which in 2000 formed a strategic partnership with Granada Media, the U.K.’s largest non-governmental television group. Mr. Preston joined Price Waterhouse from Exeter College, Oxford University in 1968 and qualified as a Chartered Accountant before leaving in 1973. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

A brief description of the material terms of the Employment Agreement entered into between Mr. Preston and the Registrant may be found in the disclosure contained in Item 1.01 of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC.
(Registrant)

Date: April 18, 2005	By:	/s/ Derick Sinclair
Derick Sinclair
Chief Financial Officer